UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2014
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 18, 2014, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today the availability of a reflex test to identify enterovirus D68 (EV-D68), which is associated with severe respiratory illness that primarily affects children.
Enterovirus (EV) infections cause a wide spectrum of both common and uncommon illnesses.  EVs cause millions of symptomatic infections annually in the United States. Most non-neurological infections with these viruses are relatively benign, but respiratory tract infections caused by EV-D68 can be more serious, particularly among pediatric patients with asthma.
Beginning in August 2014, the Centers for Disease Control and Prevention (CDC) and state public health agencies reported a marked increase in pediatric patients with severe respiratory illness linked to EV-D68. Many patients required hospitalization, including, at times, admission to pediatric intensive care units.  The EV-D68 outbreak has continued through late fall with more than 1,100 EV-D68 infections confirmed in the United States.  There are no available vaccines or specific treatments for EV-D68, and several widely-used antiviral drugs have not been effective in treating EV-D68 patients.  In response, CDC has issued protocols for health care professionals for clinical evaluation, reporting and treatment of patients suspected or confirmed to be infected with EV-D68.

Exhibits

99.1	Press Release dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

December 18, 2014